UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2006

DUKE ENERGY CORPORATION
(formerly Duke Energy Holding Corp.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.         Entry into Material Definitive Agreement.

On June 29, 2006, in light of favorable market conditions, the wholly-owned subsidiaries of the registrant listed below entered into the following agreements to support commercial paper and existing and future letters of credit, and to provide additional liquidity:

•                  $2,000,000,000 Amended and Restated Credit Agreement among Cinergy Corp., The Cincinnati Gas & Electric Company (d/b/a Duke Energy Ohio, Inc.), PSI Energy Inc. (d/b/a Duke Energy Indiana, Inc.) and The Union Light, Heat and Power Company (d/b/a Duke Energy Kentucky, Inc.), the banks listed therein, Barclays Bank PLC, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent. The facility expires on June 29, 2011.

•                  $600,000,000 Amended and Restated Credit Agreement among Duke Capital LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent. The facility expires on June 29, 2010.

•                  $500,000,000 Amended and Restated Credit Agreement among Duke Power Company LLC (d/b/a Duke Energy Carolinas, LLC), the banks listed therein, Citibank N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent. The facility expires on June 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 6, 2006	By:	/s/ Steven K. Young
Name: Steven K. Young
Title: Vice President and Controller